EXHIBIT 4.4

EXPLANATION OF ABBREVIATIONS
     The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

JT TEN	As joint tenants with right of survivorship and	TEN ENT	As tenants by the entireties
	not as tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act
TEN COM	As tenants in common	CUST	Custodian for
THE VOTING RIGHTS AND OBLIGATIONS WITH RESPECT TO, AND SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF JULY 19, 2006, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW, (II) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.
THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND THE RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS AND SERIES OF STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREON WILL BE PROVIDED WITHOUT CHARGE TO EACH STOCKHOLDER UPON REQUEST TO THE COMPANY.